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                            RAMSAY HEALTH CARE, INC.

                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

                         CUMBERLAND MENTAL HEALTH, INC.

                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION

                            HAVENWYCK HOSPITAL, INC.

                         MESA PSYCHIATRIC HOSPITAL, INC.

                                       and

                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.


                    ______________________________________________

                             NOTE PURCHASE AGREEMENT

                           Dated as of March 31, 1990

                    ______________________________________________

                                       Re:

                     $56,500,000 11.6% Senior Secured Notes
                               Due March 31, 2000

                                       and

                   $3,000,000 15.6% Subordinated Secured Notes
                               Due March 31, 2000

                                       and

          Warrants to Purchase Common Stock of Ramsay Health Care, Inc.

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

                                TABLE OF CONTENTS


Section                                                                     Page

Parties.......................................................................1


1.       Issue of Note and Warrants...........................................2

                  2.       Security for the Notes.............................4

                  3.       Other Agreements...................................4

                  4.       Sale of Notes......................................4

                  5.       Representations of the Obligors....................5

                  6.       Representations of the Purchasers..................5

                  7.       Closing Conditions.................................6

                  8.       Expenses and Taxes................................13

                  9.       Successors and Assigns............................14

                  10.      Survival of Covenants and Representations.........14

                  11.      Severability......................................14

                  12.      Communications....................................15

                  13.      Governing Law.....................................15

                  14.      Counterparts......................................15

                  15.      Headings and Table of Contents....................15


ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

         Schedule I        -        Name and Address of Purchasers
         Schedule II       -        Identification of Warrants
         Exhibit A         -        Form of Trust Indenture
         Exhibit B         -        Form of Mortgage and Security Agreement
         Exhibit C         -        Form of Pledge and Security Agreement
         Exhibit D         -        Closing Certificate of Obligors other than
                                    the Company
         Exhibit E         -        Closing Certificate of the Company

                                                                            Page

         Exhibit F         -        Description of Special Counsel's Closing
                                    Opinion
         Exhibit G         -        Description of Closing Opinion of Counsel
                                    for the Obligors
         Exhibit H         -        Description of Closing Opinion of Local
                                    Counsel
         Exhibit I         -        Form of Warrant

                            RAMSAY HEALTH CARE, INC.

                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

                         CUMBERLAND MENTAL HEALTH, INC.

                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION

                            HAVENWYCK HOSPITAL, INC.

                         MESA PSYCHIATRIC HOSPITAL, INC.

                                       and

                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.

                             NOTE PURCHASE AGREEMENT

                                       Re:

                     $56,500,000 11.6% Senior Secured Notes

                               Due March 31, 2000

                                       and

                   $3,000,000 15.6% Subordinated Secured Notes

                               Due March 31, 2000

                                                                     Dated as of
                                                                  March 31, 1990



To the Purchaser named in Schedule I
  attached hereto which is a signatory
  to this Agreement

Gentlemen:

          The undersigned, RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company", BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("Bountiful Psychiatric"), CUMBERLAND MENTAL HEALTH, INC., a North Carolina corporation ("Cumberland"), EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation ("East Carolina Psychiatric"), HAVENWYCK HOSPITAL, INC., a Michigan corporation ("Havenwyck"), MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation ("Mesa Psychiatric"), and PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC., a Virginia corporation ("Psychiatric Institute"; together with the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck and Mesa Psychiatric collectively being hereinafter referred to as the "Obligors"), jointly and severally agree with you as follows:

          1. Issue of Notes and Warrants. (a) The Obligors require funds to prepay certain indebtedness for borrowed money of the Obligors (which indebtedness was issued by or guaranteed by each of the Obligors) and to finance capital expenditures, renovations and construction at facilities owned by certain of the Obligors, and in order to strengthen the financial and operating condition of each and every Obligor, directly and indirectly, as a result of the enhanced ability of the Company to provide financial, accounting, consulting and administrative assistance and services to each other Obligor. In order to provide funds for such purposes, the Obligors will authorize the issue and sale of $56,500,000 aggregate principal amount of 11.6% Senior Secured Notes due March 31, 2000 (the "Senior Secured Notes") and $3,000,000 aggregate principal amount of 15.6% Subordinated Secured Notes due March 31, 2000 of the Obligors (the "Subordinated Secured Notes"). The Senior Secured Notes and the Subordinated Secured Notes (collectively, the "Notes") will be dated the date of issue, bear interest from the issue date, be payable quarterly on March 31, June 30, September 30 and December 31 in each year (commencing June 30, 1990) and be expressed to mature on March 31, 2000. The Senior Secured Notes will bear interest at the rate of 11.6% per annum prior to maturity; the Subordinated Secured Notes will bear interest at the rate of 15.6% per annum prior to maturity and the Notes will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at a rate equal to the greater of (i) 13.6% per annum and (ii) the sum of (y) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus (z) 1%, in the case of the Senior Secured Notes, and at a rate equal to the greater of (i) 17.6% per annum and (ii) the sum of (y) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus (z) 1%, in the case of the Subordinated Secured Notes, after maturity, whether by acceleration or otherwise, until paid. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Senior Secured Notes will be substantially in the form attached as Exhibit A to the Trust Indenture hereinafter referred to; the Subordinated Secured Notes will be substantially in the form attached as Exhibit B to said Trust Indenture. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement, the separate Note Purchase Agreements entered into with the other purchasers named in Schedule I and said Trust Indenture. You and the other purchasers named in Schedule I hereto are hereinafter sometimes referred to as the "Purchasers".

          (b) (i) if you are purchasing Subordinated Secured Notes hereunder, then, in consideration of and as an inducement to your execution and delivery of this Agreement and your purchase of such Subordinated Secured Notes, on the Closing Date the Company will execute and deliver to you a stock purchase warrant substantially in the form thereof attached hereto as Exhibit I (the "Warrants") to purchase, at the price, in the manner and upon the terms and conditions therein set forth, the Original Number of Warrant Shares (as defined in the Warrants) set forth opposite your name in Schedule II hereto.

          (ii) The Company and you agree (as contemplated by proposed Treasury Regulations section 1.1273-2(d)(2)(iv)) for U.S. federal income tax purposes (i) that (a) the present value as of the closing date of all payments under the Subordinated Secured Notes, using a discount rate based on a yield which the Company and you agree is the original yield of comparable debt instruments not issued as part of an investment unit (which rate is not less than the applicable federal rate on the date the Notes are issued), is equal to $994 per $1,000 principal amount, and (b) the aggregate "issue price" under section 1273(b) of the Internal Revenue Code of 1986, as amended (the "Code") of all of the Subordinated Secured Notes issued hereunder and under the other Note Agreements is $2,982,000; and (ii) that the aggregate "issue price" under section 1273(b) of the Code of all of the Warrants to be purchased hereunder and under the other Note Agreements is $18,000. The Company and you agree to use the foregoing issue prices, purchase prices and values and the yields which result in such issue prices for U.S. federal income tax purposes with respect to this transaction.

          (iii) Common Stock. The rights, powers and terms of and relating to the Common Stock (as defined in the Warrants) will be provided for in the Company's Certificate of Incorporation as in effect as of the Closing Date, and as otherwise provided by Delaware law.

          2. Security for the Notes. The Notes will be issued under and secured by a Trust Indenture (the "Indenture") substantially in the form attached hereto as Exhibit A from the Obligors, jointly and severally, to The Citizens and Southern National Bank, as corporate trustee, and Susan L. Adams, as individual trustee (collectively the "Trustees"). Pursuant to the Indenture, each of Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck, Mesa Psychiatric and Psychiatric Institute will on or before the Closing Date referred to in section 4(b) execute, acknowledge and deliver a Mortgage and Security Agreement (a "Mortgage" and collectively, the "Mortgages") substantially in the form attached hereto as Exhibit B with respect to certain hospital facilities referred to in the Mortgages creating a first mortgage lien and a first security interest thereon. Terms not otherwise defined herein shall have the meanings set forth in the Indenture.

          In addition, the Company, of which the other Obligors are Subsidiaries, Michigan Psychiatric Services, Inc., a Michigan corporation and a Subsidiary ("Michigan Psychiatric"), Americare of Galax, Inc., a Virginia corporation and a Subsidiary ("Americare"), and Bountiful Psychiatric will execute and deliver a Pledge and Security Agreement (a "Pledge Agreement" and collectively, the "Pledge Agreements") substantially in the form attached hereto as Exhibit C pledging all capital stock of such other Obligors owned by the Company or such Subsidiary as further security for the Notes.

          3. Other Agreements. Concurrently with the execution and delivery of this Agreement, the Obligors are entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Obligors the principal amount of Notes set opposite such Purchasers' names in Schedule I and your obligations and the obligations of the Obligors hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the act of any other Purchaser.

          4. Sale of Notes. (a) Subject to the terms and conditions herein contained and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to you and you agree to purchase from the Obligors on the Closing Date hereinafter specified, Notes of the Obligors of the class specified in Schedule I at a price equal to 100% of the principal amount set forth opposite your name in Schedule I.

          (b) Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 against payment therefor by wire transfer of Federal or other funds current and immediately available at the principal office of Continental Bank, N.A., ABA No. 071 000 039, for credit to Account No. 13-01536-7, at 10:00 a.m. local time on such business day (the "Closing Date") not later than April 30, 1990 as the Company shall designate to you by not less than three days' prior written notice.

          (c) The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note for the principal amount then to be purchased by you of each class of Notes (unless different denominations are specified by you), registered in your name or in the name of such nominee as specified in Schedule I and in substantially the form attached to the Indenture as Exhibits A and B, respectively.

          5. Representations of the Obligors. The Obligors represent and warrant that all representations set forth in the forms of Closing Certificates attached hereto as Exhibits D and E are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

          6. Representation of the Purchasers. You acknowledge that the Notes (and the Warrants, if any) have not been registered under the Securities Act of 1933, as amended, and as such, constitute restricted securities that may not be resold by you without registration under the Act or the availability of an exemption therefrom; you represent that you shall not resell the Notes (or the Warrants, if any) in the absence of such registration or applicable exemption; and you represent, and in making this sale to you it is specifically understood and agreed, that you are not acquiring the Notes (or Warrants, if any) to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended; provided that the disposition of your property shall at all times be and remain within your control. You also represent that no part of the funds being used by you to pay the purchase price of the Notes (or Warrants, if any) being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 5% or more. For the purpose of this section 6, the terms "separate account" and "employee benefit plan" shall have shall have the respective meanings specified in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

          7. Closing Conditions. Your obligation to purchase and pay for the Notes to be sold to you on the Closing Date is subject to the performance by the Obligors of their agreements hereunder which, by the terms hereof, are to be performed at or prior to the time of the delivery of the Notes and to the following conditions precedent:

          (a)  On or prior to the Closing Date --

               (i) Execution of Indenture. The Obligors and the Trustees shall have executed, acknowledged and delivered the Indenture.

               (ii) Execution of Mortgages and Financing Statements. Each of the Obligors except the Company shall have executed, acknowledged and delivered a Mortgage with respect to the Land Parcels, buildings, improvements and Equipment owned by such Obligor comprising Benchmark Regional Hospital, Woods Cross, Utah (the "Benchmark Regional Hospital"), Brynn Marr Hospital and Life Center of Jacksonville, Jacksonville, North Carolina (the "Brynn Marr Hospital"), Chestnut Ridge Hospital, Morgantown, West Virginia (the "Chestnut Ridge Hospital"), Cumberland Hospital and Life Center of Fayetteville, Fayetteville, North Carolina (the "Cumberland Hospital"), Desert Vista Hospital, Mesa, Arizona (the "Desert Vista Hospital") and Havenwyck Hospital, Auburn Hills, Michigan (the "Havenwyck Hospital"), respectively, as security for the Notes, in the form necessary or appropriate for the purpose of creating a first and paramount Lien on each such Land Parcel, the buildings, improvements and Equipment thereon; and any Person which has or purports to have an interest in any Land Parcel in respect of which any Obliger holds a leasehold estate shall have executed, acknowledged and delivered an Estoppel Agreement in respect of such Land Parcel. Each such Mortgage and financing statements with respect to the Equipment shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by you or your special counsel to perfect the Lien thereof as against creditors of or purchasers from the Obligors and each such Estoppel Agreement shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by you or your special counsel to protect the rights of the Obligor and the Trustees created thereby.

               For purposes of this section 7(a)(ii), "Estoppel Agreement" means any agreement between the Trustees and the fee holder/lessor under the leases of the real property upon which the Morgantown, West Virginia and the Mesa, Arizona properties are located (the "Ground Leases"), and any Mortgage of the fee interest of such property providing, inter alia for notice of default under either Ground Lease, the right to cure any defaults under either Ground Lease, the approval of a leasehold Mortgage of the Company's interests under each Ground Lease, if required, the right to "quiet enjoyment" of the land subject to either Ground Lease and such other terms as are requires by your special counsel.

               (iii) Survey. The Company shall have caused a physical survey of each Land Parcel relating to the Benchmark Regional Hospital, the Brynn Marr Hospital, the Chestnut Ridge Hospital, the Cumberland Hospital, the Desert Vista Hospital and the Havenwyck Hospital to be made by a registered civil engineer or surveyor licensed in the jurisdiction in which each such Land Parcel is located and shall have furnished to the Trustees and your special counsel a plot of survey duly certified by such engineer or surveyor which shall show no encroachments upon such real estate parcel by adjoining buildings or structures and no encroachments on adjoining premises by the building or improvements erected thereon, other then as permitted under section 3.19(f) of the Indenture. Each survey shall be prepared in accordance with the standard detail requirements for land surveys adopted by the American Land Title Association ("ALTA") and the American Congress on Surveying and Mapping, as revised and in effect on the date of delivery of such survey, and shall be certified to the Trustees.

               (iv) Evidence of Title. The Company shall have obtained the commitment of Chicago Title Insurance Company or another title insurance company or companies of good standing selected by the Company and satisfactory to you (collectively, the "Title Company"), to issue policies of mortgage title insurance on a standard American Land Title Association Mortgage Title Insurance Policy (Loan Policy-1970 Form) in the aggregate amount which will provide for mortgage title insurance in an amount not less than the aggregate principal amount of Notes, covering each Land Parcel relating to the Benchmark Regional Hospital, the Brynn Marr Hospital, the Chestnut Ridge Hospital, the Cumberland Hospital, the Desert Vista Hospital and the Havenwyck Hospital and showing marketable record title thereto to be vested in Bountiful Psychiatric, East Carolina Psychiatric, Psychiatric Institute, Cumberland, Mesa Psychiatric and Havenwyck, respectively, subject only to:

               (y) the Liens, if any, permitted by the related Mortgages; and

               (z) such other exceptions as shall be satisfactory to you and your special counsel; and

agreeing  to insure the  Trustees  and the  holders of the Notes upon the proper execution and recording of the related Mortgages against loss or damage sustained by reason of such Mortgages not being a first and paramount Lien upon such Land Parcels, subject only to the exceptions referred to in the foregoing clauses (y) and (z). Risk assumed by the Title Company under the title policy or policies will be reinsured when the Loan Value of any one individual Land Parcel and Mortgage Facility insured pursuant to the provisions of this section 7(a)(iv) by First American Title Insurance Company shall exceed $35,000,000 and when any such Land Parcel and Mortgaged Facility insured pursuant to the provisions of this section 7(a)(iv) by Transamarica Title Insurance Company shall exceed $16,600,000, with a reinsurance company satisfactory to the Purchasers and by means of R coinsurance and direct-access agreement satisfactory to the Purchasers.

               Such title insurance shall insure over all general exceptions and shall include the following endorsements in form and substance satisfactory to you and your special counsel: (i) an endorsement over mechanics' and materialmen's lien claims for all labor, materials and services, (ii) an ALTA Form 3.1 Zoning Endorsement (including parking), (iii) an unconditional Comprehensive Endorsement No. 1 containing a commitment by the Title company to extend the coverage of such endorsement to cover all improvements on the Land Parcels, (iv) a usury endorsement, (v) an endorsement to the effect that any interest accrued and added to principal will be secured by the lien of the Mortgage, (vi) a tie-in endorsement and (vii) such other endorsements as you or your special counsel may require. If any Land Parcel consists of several subparcels, the title policy must affirmatively insure the contiguity of those subparcels and contain a perimeter endorsement. If the Survey furnished pursuant to section 7(a)(iii) reveals that any Land Parcel makes use of any other property as a means of, ingress and egress (or for any other purpose), then the title policy shall specifically insure the same as easements appurtenant to the Land Parcel, subject only to Permitted Encumbrances. If ingress and egress is by way of a private street, then the title policy shall insure ingress and egress via such private street subject only to Permitted Encumbrances. If any required endorsement is unavailable due to state insurance laws or regulations applicable to the Title Company, then you and your special counsel may require, in lieu of such endorsement, an opinion of counsel to the Obligors as to such matters in form and substance and from counsel satisfactory to you and your special counsel.

               The Company will, as soon as practicable and in any event within 30 days after the Closing Date, without cost or expense to you, obtain and deliver to you and the Trustee the policy or policies contemplated by the commitments of the Title Company.

               (v) Environmental Audit. The Company shall have furnished you with an Environmental Agreement ("Environmental Audit") performed by Fred C. Hart Associates, Inc. and/or Waldemar S. Nelson and Company, Inc. for each such Hospital and a report of the engineer who performed each Environmental Audit dated not more than 60 days prior to the Closing Date stating that except as disclosed to you in such Environmental Audit, each such Hospital is free of asbestos and any other hazardous material and otherwise in form and substance satisfactory to you and your special counsel.

               (vi) Appraisal. The Company shall have furnished to you an appraisal of the Land Parcels relating to the Benchmark Regional Hospital, the Brynn Marr Hospital, the Chestnut Ridge Hospital, the Cumberland Hospital, the Desert Vista Hospital and the Havenwyck Hospital and such Hospitals in form and substance satisfactory to you prepared by Valuation Counseling, Inc. (the "Appraiser"). The appraisal shall reflect a correlated value conclusion for such Hospitals, the related Land Parcels and Equipment, of at least $109,000.000.

               (vii) Pledge Agreements. The Company, Michigan Psychiatric, Americare and Bountiful Psychiatric shall have executed and delivered the Pledge Agreements and the Pledge Agreements shall be in full force and effect.

               (viii) Evidence of Accreditation. The Company shall have furnished you with evidence that the Benchmark Regional Hospital, the Brynn Marr Hospital, the Chestnut Ridge Hospital, the CumberLand Hospital, the Desert Vista Hospital and the Havenwyck Hospital are each fully accredited by the Joint Commission on Accreditation of Healthcare Organizations; that each of the Benchmark Regional Hospital, the Brynn Marr Hospital, the Chestnut Ridge Hospital, the Cumberland Hospital, the Desert Vista Hospital and the Havenwyck Hospital is a "hospital" as defined in the Health Insurance for the Aged and Disabled Act (Title 42, Section 1395 of the United States Code Annotated) to which payment for medical and other health services are permitted under the terms and provisions of said Act, and each such Hospital is an eligible provider for third party reimbursement programs as set forth in Annex D to Exhibit D attached hereto.

               (ix) Consent of Holders of Other Securities. Any consents or approvals required to be obtained from any holder or holders of any (outstanding Security of any Obligor and any amendments of agreements pursuant to which any Security may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to you and your special counsel.

               (x) Regulatory Agency Approvals. You shall be provided with copies of all licenses, orders, permits and approvals of all state and local governmental licensing or regulatory agencies, having jurisdiction over the operation of a Hospital, required under applicable laws, regulations and ordinances for the issuance of the Notes, the mortgaging of such Hospital or the occupancy or operation of such Hospital, including, without limitation, a "certificate of occupancy" covering each such Hospital.

               (xi) Issuance of Warrants. The Company shall have duly executed and delivered the Warrants to the Purchasers or the Subordinated Secured Notes, all as contemplated and provided in section 1(b) hereof.

               (xii) Subordinated Convertible Promissory Note. You shall have received evidence of the amendment of the Company's Amended and Restated 10% Subordinated Convertible Promissory Note, dated October 27, 1988, due November 5, 1993, payable to Ramsay Corporation in the principal amount of $2,500,000 (as amended on the Closing Date, the "Subordinated Convertible Promissory Note"), which amendment shall be satisfactory in form and substance to you.

               (xiii) Subordinated Promissory Note. You shall have received evidence of the amendment of the Company's Amended and Restated 13% Subordinated Promissory Note, dated October 27, 1988, due November 5, 1990, payable to Ramsay Corporation in the principal amount of $5,000,000 (as amended on the Closing Date, the "Subordinated Promissory Note"), which amendment shall be satisfactory in form and substance to you and shall evidence an aggregate outstanding principal amount thereunder of $2,000,000.

          (b)  On the Closing Date --

               (i) Obligors Closing Certificate. You and the Trustee shall have received from the Obligors other than the Company a certificate dated the Closing Date, executed by the President or any Vice President or each such Obligor substantially in the form attached hereto as Exhibit D, the truth and accuracy of which shall be a condition to your obligation to accept and pay for the Notes.

               (ii) Company Closing Certificate. You and the Trustee shall have received from the Company a certificate dated the Closing Date, executed by the President or any Vice President of the Company, substantially in the form attached hereto as Exhibit E, the truth and accuracy of which shall be a condition to your obligation to accept and pay for the Notes.

               (iii) Insurance. You and the Trustee shall have received from the Company a certificate dated the Closing Date executed by the President and a Vice President or the Treasurer of the Company certifying to the existence of the insurance required by Section 2.6 of the Mortgages covering the Hospitals and the payment of all premiums due thereon. Copies of the policies evidencing such insurance (or originals of the certificates with respect thereto issued by the insurer) shall have been delivered to the Trustee.

               (iv) Legal Opinions. You and, in the case of the opinions delivered from McGlinchey, Stafford, Cellini & Lang and local counsel for the Obligors, the Trustee shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, from McGinchey, Stafford, Cellini & Lang, counsel for the Obligors, and from local counsel for the Obligors other than the Company their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits F, G and H, respectively, hereto.

               (v) Audited Annual Financial Statements. You shall have received from the Company the audited consolidated balance sheets, statements of operations, changes in shareholder's equity and cash flows of the Company and its Restricted Subsidiaries for the fiscal year ended June 30, 1989, together with an opinion thereon of Ernst & Young to the effect set forth in section 3.27 of the Indenture.

               (vi) Unaudited Quarterly Financial Statement. You shall have received from the Company the unaudited consolidated balance sheets, statements of operations, changes in shareholder's equity and cash flows of the Company and its Consolidated Subsidiaries for the fiscal quarter ended December 31, 1989, certified as complete and correct, by an authorized financing officer of the Company.

               (vii) Release of Prior Liens. The Trustee shall have been furnished with executed releases in recordable form of all liens upon the Hospitals which would constitute liens prior to or on a parity with the lien of any Mortgage, such releases to be satisfactory in form and substance to the Title Company, to you and your special counsel.

               (viii) Proceedings Satisfactory. All proceedings taken or to be taken in connection with all of the transactions described in and contemplated by this Agreement, and all documents necessary to the consummation thereof, shall he satisfactory to you and your special counsel and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may require in connection with said transactions.

               (ix) No legal Impediment. No change shall have occurred in applicable laws or regulations or any interpretations thereof which might makes it illegal for you to participate in any of the transactions contemplated by this Agreement.

               (x) Compliance with Agreements. The Obligors shall have performed and complied with all agreements and conditions contained herein, in the Indenture, in the Pledge Agreements and in the Mortgages which are required to be performed or complied with by the Obligers on or prior to the Closing Date.

               (xi) Commitment Fees. Aetna Life Insurance Company shall receive a Structuring Fee by check from the Company in the amount Of $38,750. Monumental Life Insurance Company shall receive an Commitment Fee by check from the Company in the amount of $65,625. Connecticut Mutual Life Insurance Company shall receive a Commitment Fee by check (payable to the order of State House Capital Management, Inc.) from the Company in the amount of $56,250.

               (xii) Special Counsel Fees. Concurrently with the delivery of the Notes on the Closing Date, the reasonable charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid.

               (xiii) Waiver of Condition. If on the Closing Date the Obligors fail to tender to you the Notes, or if any other Purchaser fails to take up and pay for the Notes to be issued, or if the conditions specified in this section 7 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this 57(b)(xiii) have not been fulfilled, you may waive compliance by the Obligors with any such condition to such extent as you may in your sole discretion determine. Nothing in this section 7(b)(xiii) shall operate to relieve the Obligors of any of their joint and several obligations hereunder or to waive any of your rights or remedies against the Obligors other than as expressly waived in writing by you.

          8. Expenses and Taxes. Whether or not the Notes are sold, the Company will pay all reasonable expenses relating to this Agreement, the Indenture, the Pledge Agreements and the Mortgages, including but not limited to;

          (a) the cost of reproducing this Agreement, the Indenture, the Pledge Agreements, the Mortgages, the Warrants, the Notes and all other documents required or contemplated thereunder;

          (b) the reasonable fees and disbursements of Chapman and Cutler, your special counsel;

          (c) your reasonable out-of-pocket expenses;

          (d) the cost of delivering to your home office, insured to your satisfaction, the Notes purchased by you on a Closing Date;

          (e) the reasonable fees, costs and other expenses of the Trustees under the Indenture or any other agreement related thereto;

          (f) all recording and filing fees and stamp taxes in connection with the recordation or filing and re-recordation or re-filing of the Mortgages and other notices thereof;

          (g) the reasonable fees and disbursements of the Title Company referred to in section 7(a)(iv) hereof in connection with the issuance of the title insurance policies referred to herein and the reasonable fees and disbursements of the civil engineer or surveyor referred to in section 7(a)(iii) hereof in connection with the preparation of the surveys referred to herein;

          (h) the reasonable fees and disbursements of Fred C. Hart Associates, Inc. and/or Waldemar S. Nelson and Company, Inc. in connection with the Environmental Audits referred to in section 7(a)(v) hereof;

          (i) the reasonable fees and disbursements of the Appraiser in connection with the appraisals referred to in section 7(a)(vi) hereof;

          (j) the reasonable fees and disbursements of J. C. Bradford & Co., the Obligers' investment banking firm, in connection with the sale of the Notes;

          (k) the processing fee of Standard & Poors Corporation for providing Private Placement Numbers for the Senior Secured Notes, the Subordinated Secured Notes and the Warrants;

          (l) all reasonable expenses, including without limitation attorneys' fees, relating to any amendments, waivers or consents pursuant to the provisions of this Agreement, the Indenture, any of the Pledge Agreements, any of the Mortgages or any other agreement or document relating to such agreements; and

          (m) expenses incurred by any Purchaser in connection with any bankruptcy, voluntary or involuntary, or similar proceeding of any Obliger.

          The obligations of the Company under this section 8 shall survive the payment or prepayment of the Notes and the termination of this Agreement, the Indenture, the Pledge Agreements and the Mortgages.

          9. Successors and Assigns. This Agreement shall be binding upon the Obligors and their respective successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

          10. Survival of Covenants and Representations. All covenants, representations and warranties made by the Obligors herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the issuance of the Notes and the delivery of this Agreement and the Notes and shall survive until all of the Notes are paid in full.

          11. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this

Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

          12. Communications. All communications provided for hereunder shall be in writing, and if to you, delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier, charges prepaid, addressed to you at your address appearing on Schedule I to this Agreement or to such other address as you may designate to the Company in writing, and, if to the Obligers, delivered or mailed by registered or certified mail or by overnight courier to the Company at One Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113, Attention: Chief Financial Officer, or to such other address as the Obligors may designate to you in writing.

          13. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND WARRANTS ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ILLINOIS LAW.

          14. Counterparts. This Agreement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts together shall constitute but one and the same instrument.

          15. Headings and Table of Contents. The headings of the sections of his Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

               *                        *                       *

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed copy of this Agreement, whereupon it shall become a binding agreement between us.

                                                  RAMSAY HEALTH CARE, INC.



                                                  By____________________________
                                                    Its President

                                                  BOUNTIFUL PSYCHIATRIC
                                                  HOSPITAL, INC.



                                                  By____________________________
                                                    Its President

                                                  CUMBERLAND MENTAL HEALTH, INC.



                                                  By____________________________
                                                    Its President

                                                  EAST CAROLINA PSYCHIATRIC
                                                  SERVICES CORPORATION



                                                  By____________________________
                                                    Its President

                                                  HAVENWYCK HOSPITAL, INC.



                                                  By____________________________
                                                    Its President

                                                  MESA PSYCHIATRIC HOSPITAL,
                                                  INC.



                                                  By____________________________
                                                    Its President

                                                  PSYCHIATRIC INSTITUTE OF WEST
                                                  VIRGINIA, INC.



                                                  By____________________________
                                                    Its President

          The foregoing is hereby confirmed and accepted as of the date aforesaid.

                                                  AETNA LIFE INSURANCE COMPANY



                                                  By____________________________
                                                    Its _____________________

                                   SCHEDULE I
                          (to Note Purchase Agreement)



                                      Principal Amount of    Principal Amount of
                   Name and Address  Senior Secured Notes   Subordinated Secured
                     of Purchasers      to be Purchased    Notes to be Purchased

AETNA LIFE INSURANCE COMPANY              $26,000,000              $1,000,000
CityPlace
Hartford, Connecticut  06156
Attention:  Aetna Bond Investors,
YFC4


                                         Denominations          Denominations
Payments                                   $20,000,000                 $770,000

                                             6,000,000                  230,000


         All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
         (identifying each payment as 11.6% Senior
         Secured Notes due March 31, 2000 and/or
         15.6% Subordinated Secured Notes due
         March 31, 2000, principal or interest")
         to:

                  Morgan Guaranty Trust Company
                    of New York
                  23 Wall Street
                  New York, New York  10015
                  Attention:  Money Transfer Department

                  for credit to Aetna Life
                  Insurance Company's Account
                  No. 000-45-754

Notices

                  All notices and communications to be
                  addressed as first provided above,
                  except notice with respect to
                  payment, and written confirmation of
                  each such payment, to be addressed
                  Attention: Income Collection, YF44
                  and notices with respect to
                  quarterly and annual financial
                  statements addressed Attention:
                  Records Unit, Aetna Bond Investors,
                  YFC4.

Name of Nominee in which Notes are to be issued:
None.

                                    Principal Amount of     Principal Amount of
           Name and Address        Senior Secured Notes    Subordinated Secured
            of Purchasers             to be Purchased     Notes to be Purchased

MONUMENTAL LIFE INSURANCE COMPANY      $15,500,000             $2,000,000
c/o Monumental Corporation
1111 North Charles Street
Baltimore, Maryland  21202
Attention:  Securities Department

Payments

                  All payments on or in respect of the
                  Notes to be by bank wire transfer of
                  Federal or other immediately
                  available funds (identifying each
                  payment as 11.6% Senior Secured
                  Notes due March 31, 2000 and/or
                  15.6% Subordinated Secured Notes due
                  March 31, 2000, principal or
                  interest") to:

                           Mercantile Safe-Deposit and
                             Trust Company
                           Charles and Chase Streets
                           Baltimore, Maryland  21201
                           Attention:  Carl Presser

                           for credit to Monumental Life
                           Insurance Company's Account
                           No. 08525-1

Notices

                  All notices of payment, on or in
                  respect of the Notes and written
                  confirmation of each such payment
                  to:

                           Monumental Life Insurance Company
                           Two East Chase Street
                           Baltimore, Maryland  21202
                           Attention:  Treasurer

                  All notices and communications other
                  than those in respect to payments to
                  be addressed as first provided
                  above.

                  Name of Nominee in which Notes are to be issued: None.

                                    Principal Amount of   Principal Amount of
          Name and Address         Senior Secured Notes   Subordinated Secured
            of Purchasers             to be Purchased    Notes to be Purchased

CONNECTICUT MUTUAL LIFE INSURANCE       $15,000,000
COMPANY
140 Garden Street
Hartford, Connecticut  06154
Attention:  Private Placement
  Department

Payments

                  All payments on or in respect of the
                  Notes to be by bank wire transfer of
                  Federal or other immediately
                  available funds (identifying each
                  payment as 11.6% Senior Secured
                  Notes due March 31, 2000 and/or
                  15.6% Subordinated Secured Notes due
                  March 31, 2000, principal or
                  interest") to:

                           The Connecticut Bank and Trust Company
                           One Constitution Plaza
                           Hartford, Connecticut  06115

                           for credit to CML IND
                           Account No. 000-051-5

Notices

                  All notices and communications, to
                  be addressed as first provided
                  above, except notices with respect
                  to payment and written confirmation
                  of each such payment to be addressed
                  Attention: Securities Accounting.

                  Name of Nominee in which Notes are to be issued: Garden St. Co.

                                   SCHEDULE II
                          (to Note Purchase Agreement)



                      Information With Respect to Warrants



                       Holder's Equity       Original
                        Percentage of        Number of
        Purchaser         Warrants        Warrants Issued      Warrant Valuation

AETNA LIFE INSURANCE       33-1/3%            113,302               $6,000
   COMPANY
MONUMENTAL LIFE            66-2/3%            226,603              $12,000
   INSURANCE COMPANY